Mortgage-Backed and Asset-Backed Debt
Frequently-Asked Questions
11/2/07

Q. Why is the $1.7 billion in Mortgage-Backed and Asset-Backed Debt non-recourse to Walter Industries and its operating subsidiaries?

A. Walter Mortgage Company (“WMC”) (as successor to Mid-State Homes, Inc.) uses a securitization structure that is very common in the capital markets. This structure typically involves creation of a Special Purpose Entity (“SPE”) in the form of an irrevocable Delaware statutory trust. Title to the mortgage assets that have been originated by WMC, which are typically first lien, 30-year, owner-occupied, fixed-rate residential mortgage loans, is legally transferred to each Trust.

The Trust issues securities to investors that are backed solely by the cash flows and collateral values from the pledged assets. In the event the collateral or cash flow cannot service, and ultimately satisfy, the asset-backed debt, Walter Industries and its subsidiaries are not obligated to use their other assets or cash flows to repay or retire any of the debt.

The securitization process is a very efficient way to finance our mortgage assets. It allows us to bundle the assets once they reach a critical mass and finance them in the capital markets. Some of the benefits are: (i) matching the long term tenor of the assets we originate with long term financing, (ii) issuing Trust securities that are investment grade and therefore carry lower interest rates, (iii) issuing fixed rate debt and locking in a margin from our fixed rate mortgage assets, and (iv) diversifying our funding sources.

All of our Trust financings are structured on a non-recourse basis, including our warehouse facilities.

Q. Why is the Mortgage Backed and Asset Backed Debt recorded on the balance sheet if it is non-recourse to Walter Industries and its operating subsidiaries?

A. Securitizations can typically be accounted for as a sale or a financing. Our securitizations are accounted for as a financing pursuant to applicable accounting rules. When the securitization is accounted for as a financing, the proceeds raised are accounted for as a liability, a secured borrowing, with no gain or loss recognized upon the transfer to the Trust, and the Trust assets remain on the balance sheet.

The excess of the securitized assets over the related securitized borrowings is usually referred to as a retained residual beneficial interest.

Conversely, securitizations that are accounted for as a sale typically require a company to recognize a gain or loss on the securitization. If the company retains the residual beneficial interest, it is recorded as an asset and that company must continually monitor the prepayment, loss and discount rate assumptions in valuing the residual and make periodic mark-to-market adjustments that may add volatility to earnings.

Q. What is the structure of your Mortgage-Backed and Asset-Backed Debt?

A. Typically the Trusts issue investment grade bonds in a series of tranches. Our Trusts have historically issued bonds either as 100 percent AAA rated (where payment is guaranteed by an insurance provider) or in a series of bonds in a senior/subordinate structure with ratings of AAA, AA, A, and BBB. In both cases, the structure utilizes over-collateralization to achieve investment grade ratings for the bonds. This means that the Trust pledges mortgage assets greater than the underlying debt. Since the assets exceed the debt, the “equity” left over is the retained residual beneficial interest in each Trust.

As a result, although the debt is non-recourse, Walter Industries does have a continuing financial interest in the mortgage assets to protect and realize for our shareholders, namely the residual beneficial interest (or equity value) of the securitizations. Many mortgage companies sell this beneficial interest shortly after securitization, but our Financing business retains the beneficial interest.

Lastly, all of the Trusts (except the warehouses) have issued fixed-rate coupon bonds and over 97 percent of the assets are fixed rate, insulating the Trusts from interest rate risks and locking in the net interest margin over the life of the assets.

Q. Why does Walter Mortgage Company retain the residual beneficial interests instead of selling them?

A. The decision to retain the beneficial interest in each Trust is based on the confidence we have in underwriting, originating and servicing our own assets. Maximizing the value of this beneficial interest is critical to generating the best return on our investment in the business. So when we talk about our Financing segment’s consistent underwriting discipline and strong servicing organization that keeps delinquencies and portfolio losses well below industry averages, we are describing the critical actions and processes that protect the cash flows and equity value of our residuals.

Q. In the current industry environment there are mark-to-market adjustments and large write-downs of mortgage holdings being taken by large financial institutions. Is Walter subject to these potential negative financial impacts?

A. Our mortgage assets are originated, securitized, and held until maturity for investment purposes. We don’t trade the assets, so there is no accounting requirement to constantly mark-to-market the value of these assets and adjust our books accordingly, unless we believe there is a permanent impairment in their value. While current market conditions may have temporarily reduced the market value of both the mortgage assets and the related asset-backed liabilities, we do not believe this is a permanent condition.

Instead, our mortgage assets are deemed to be fully collectible, except for those amounts for which we have provided an allowance for losses recorded against the mortgage assets. The allowance is an estimate of expected losses in the portfolio at the current date and is principally based on historical experience. We closely monitor market conditions and the adequacy of our reserves and have at times made adjustments to reflect future uncertainties, such as the $1.0 million we added to the reserve during the third quarter of 2007 based on higher expected losses from our ARM portfolio. However, these types of adjustments have been infrequent as performance has been strong.

Q. What is the financial risk to Walter Industries if the performance of the Instalment Note Receivable portfolio deteriorates?

A. Potential increases in delinquencies that would ultimately lead to higher defaults, foreclosures and losses would reduce the value of what Walter Industries owns, which is the residual beneficial interest in the Trusts. These deteriorating results would also be reflected in our income statement in the form of lower Financing operating income. Since over 97 percent of our mortgage portfolio has a fixed coupon rate, we are not significantly exposed to a delinquency spike and increased losses from ARM loans. Instead, our portfolio is more sensitive to deteriorating economic conditions, mainly job loss. If economic conditions worsen, we would expect to see delinquencies, defaults, and foreclosures rise. This would lead to a higher provision expense for losses, which are basically charge-offs, and our operating income and excess cash flows from the residuals would deteriorate. However, our servicing organization has a very strong track record of loss mitigation, which translates into better realization of our residuals, so even in a downside scenario we feel comfortable that we would continue to generate strong cash flows from our residuals.

In addition, as highlighted in the “Risks Related to the Business” section of our 10-K, poor performance in the Trusts could impair our future ability to securitize our mortgage assets in an efficient manner or at all (See referenced section in our 2006 Annual Report on Form 10-K for more on risks).

Lastly, and to a lesser extent, prepayment speeds affect the value of the residual interest because they change the timing of the expected cash flows. The slower the prepayment speed, the longer a mortgage asset remains in the Trust and the more cash flow is generated over the life of the Trust.